SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 5, 2007

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-7572

13-1166910
(Commission File Number)

 (IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)

Registrant’s telephone number (212)-381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of Phillips-Van Heusen Corporation (the “Company”) met on April 5, 2007 and approved the following matters relating to the compensation of the Company’s named executive officers, other than Emanuel Chirico, Chief Executive Officer (i.e., Michael Shaffer, Executive Vice President and Chief Financial Officer, Allen Sirkin, President and Chief Operating Officer, Francis K. Duane, Vice Chairman, Wholesale, Michael Zaccaro, Vice Chairman, Retail, and Paul Thomas Murry, President and Chief Operating Officer, Calvin Klein, Inc.):

1.

Mr. Shaffer’s base salary was raised to $475,000 per annum.  Mr. Zaccaro’s base salary was raised to $750,000.  Each of these increases is effective June 1, 2007.

2.

The Committee approved a grant of options and restricted stock unit awards to the Company’s named Executive Officers, other than Mr. Chirico, under the Company’s 2006 Stock Incentive Plan as follows:

Named Executive Officer	Options	Restricted Stock Units
Michael Shaffer	20,000	5,000
Allen Sirkin	0	7,500
Francis K. Duane	24,000	6,000
Michael Zaccaro	12,000	3,000
Paul Thomas Murry	10,000	2,500

The grant date for the options and the restricted stock unit awards was April 5, 2007.  All option grants reflect the number of shares of the Company’s common stock that may be purchased upon the vesting of the options.  The options vest in four equal installments on each of the first, second, third and fourth anniversaries of the date of grant.  The exercise price for the options is $58.60 per share, which is equal to the closing price of the Company’s common stock on the date of grant.  The options have a term of 10 years are subject to the other terms set forth in the Company’s standard option grant agreement, which was approved by the Compensation Committee on April 5, 2007 and is attached hereto as an Exhibit.

The restricted stock units represent the contingent right to receive one share of Company common stock for each unit awarded, subject to vesting.  The restricted stock units awarded vest in increments of 25%, 25% and 50% on the second, third and fourth anniversaries of the date of grant and are settled by the delivery of stock as soon as practicable after the vesting date.  Holders will receive, upon vesting, in cash, the value of cash dividends that were payable on an equal number of shares of Company common stock during the restricted period.  If a stock dividend is declared on the Company common stock during the restricted period, the holder will receive, upon vesting, the number of securities that were deliverable to a holder of a number of shares of Company common stock equal to the number of restricted stock units held by the holder as of the dividend record date.  All awards become fully vested upon a termination of employment due to the holder’s death or retirement.  In all other cases, upon the termination of employment unvested restricted stock units are forfeited. The awards are subject to the other terms set forth in the Company’s standard restricted stock unit agreement, which was approved by the Compensation Committee on April 5, 2007 and is attached hereto as an Exhibit.

Item 9.01

Financial Statements And Exhibits.

 (c)

Exhibits:

Exhibit           Description

10.1

Form of Stock Option Agreement for Associates under the Phillips-Van Heusen 2006 Stock Incentive Plan

10.2

Form of Restricted Stock Unit Agreement for Associates under the Phillips-Van Heusen 2006 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By:	/s/ Mark D. Fischer
Mark D. Fischer, Vice President

Date:   April 11, 2007